UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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(Rule 14a-101)
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Tilray Brands, Inc.
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Tilray Brands Announces Issuance of Series A Preferred Stock

February 22, 2023

Goal is to Enhance Corporate Governance with Proposed Charter Amendment

NEW YORK and LEAMINGTON, Ontario, Feb. 22, 2023 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray Brands” or the “Company”) (NASDAQ | TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today announced that the Company has entered into an agreement for the issuance of 120,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”).

The Series A Preferred Stock is entitled to 1,000 votes per share, but may only vote on the Company’s pending proposal to eliminate Tilray Brand’s Class 1 Common Stock (“Proposal 3”). Proposal 3, if approved, would eliminate the unissued Class 1 Common Stock by reclassifying it into shares of the Company’s authorized and unissued Class 2 Common Stock.

The Series A Preferred Stock cannot vote independently, but instead must vote in the same proportion (For or Against) as all shares of Class 2 Common Stock are voted. The Series A Preferred Stock will convert automatically to Class 2 Common Stock on a one-for-one basis upon the closing of the polls at the Company’s adjourned annual meeting of stockholders. Upon conversion, there will be no meaningful dilution impact to Class 2 shareholders from the Series A Preferred Stock, as dilution will be limited to only 0.0002%.

“We believe the issuance of the Series A Preferred Stock will help amplify and safeguard the rights of all stockholders through the approval of our proposed Charter Amendment.  This would ultimately help execute our strategic plan by facilitating accretive acquisitions,” commented Irwin D. Simon, Tilray Brands’ Chairman and Chief Executive Officer.  “An overwhelming majority of our stockholders that have voted at our annual meeting have voted in favor of the Charter Amendment (Proposal 3), but due to the nature of our stockholder base, the proposal to amend our Charter does not yet have enough votes to pass,” Mr. Simon continued. “The Series A Preferred Stock has been structured to protect stockholder interests and is an important part of our efforts to simplify the Company’s capital structure and modernize our corporate governance with our proposed Charter Amendment.”

The Company’s adjourned annual meeting of stockholders to approve the Charter Amendment is scheduled for March 16, 2023, at 11:00 am EST.  The meeting will be held virtually online at www.virtualshareholdermeeting.com/TLRY2022. Only holders of record of our common stock and preferred stock at the close of business on February 22, 2023 (the “New Record Date”) will be entitled to vote at the annual meeting.

If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (800) 449-0910 toll-free in the U.S. and Canada or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.

For additional information about the Series A Preferred Stock, please refer to the Company’s current report on Form 8-K filed on February 21, 2023, with the Securities and Exchange Commission. The foregoing description of the Series A Preferred Stock is qualified by reference to the Form 8-K disclosures and exhibits.

About Tilray Brands

Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life, enhanced by moments of connection and wellbeing. Patients and consumers trust Tilray Brands to be the most responsible, trusted and market leading cannabis consumer products company in the world with a portfolio of innovative, high-quality and beloved brands that address the needs of the consumers, customers and patients we serve. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Additional Information

The Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) in connection with the adjourned 2022 Annual Meeting of stockholders (the “Annual Meeting”) at which Proposal 3 was to be considered and voted upon by the Company’s stockholders, as well as other matters.  The Proxy Statement and other relevant documents were originally mailed to its stockholders as of the September 26, 2022, the original record date for the Annual Meeting, on or about the date September 26, 2022. The Company’s board of directors has set the close of business on February 22, 2023 as the New Record Date for the adjourned Annual Meeting to vote on Proposal 3.  Only stockholders of record at the close of business on the New Record Date are entitled to notice of and to vote at the adjourned Annual Meeting (and any postponements or further adjournments thereof).  The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for Proposal 3 to be voted upon at the adjourned Annual Meeting because these documents contain important information about the Company and Proposal 3. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov on the Company’s own website (https:www.tilray.com).  Stockholders may also request printed materials by (i) calling 800-579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com using the credentials provided on your Notice of Internet Availability of Proxy Materials or proxy card.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of Proposal 3 for the adjourned Annual Meeting. Information regarding the Company’s directors and executive officers is available in Company’s Proxy Statement for the adjourned Annual Meeting filed with the U.S. Securities and Exchange Commission on September 26, 2022. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.  Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the impact of Proposal 3 on our stockholders and our publicly traded shares generally.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

For further information:

Media: Berrin Noorata, news@tilray.com
Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

Source: Tilray Brands, Inc.